UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

AnnTaylor Stores Corporation (the “Company”) issued a Press Release, dated August 24, 2007. A copy of the Press Release is appended to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company issued a Press Release announcing the election of Daniel W. Yih to the Company’s Board of Directors and Mr. Yih’s appointment to its Audit Committee, effective August 23, 2007. Mr. Yih will participate in the Company’s previously disclosed standard non-employee director compensation arrangements. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2007, the Board of Directors of the Company voted to amend Sections 1, 3 and 4 of Article V of the Bylaws of the Company to allow for the issuance and transfer of uncertificated shares of its stock. The amendment was adopted to comply with New York Stock Exchange rules requiring that all securities listed on the Exchange be eligible to participate in a direct registration system whereby securities are uncertificated and represented by electronic record. A copy of the Company’s amended Bylaws is attached as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	3.2	Bylaws of AnnTaylor Stores Corporation, as amended through August 23, 2007.

	99.1	Press Release issued by AnnTaylor Stores Corporation on August 23, 2007.

	99.2	Press Release issued by AnnTaylor Stores Corporation on August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: August 24, 2007		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of AnnTaylor Stores Corporation, as amended through August 23, 2007.

99.1	Press Release issued by AnnTaylor Stores Corporation on August 23, 2007.

99.2	Press Release issued by AnnTaylor Stores Corporation on August 24, 2007.